                                                                   EXHIBIT 99(b)



                                                                      SCHEDULE V


            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES



                       VALUATION AND QUALIFYING ACCOUNTS



                          YEAR ENDED DECEMBER 31, 1998


                                 (in thousands)



                                                                  ADDITIONS
                                                       --------------------------------
                                       BALANCE AT      CHARGED TO         CHARGED TO                           BALANCE AT
                                       BEGINNING       COSTS AND       OTHER ACCOUNTS--      DEDUCTIONS--        END OF
             DESCRIPTION               OF PERIOD        EXPENSES           DESCRIBE            DESCRIBE          PERIOD
             -----------               ----------      ----------      ----------------      ------------      ----------
Asset valuation reserves:
  Joint venture mortgage loans.......    $   --         $16,433              $--               $    --          $16,433
  Third-party mortgage loans.........        --              --               --                    --               --
  Other real estate-related
     investments.....................     6,779              --               --                   365            6,414
                                         ------         -------              ---               -------          -------
       Total                             $6,779         $16,433              $--               $   365(1)       $22,847
                                         ======         =======              ===               =======          =======


---------------

(1) These deductions represent the net effect on the valuation reserve of write-downs, sales, foreclosures and restructurings.